UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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EXACT SCIENCES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 1, 2006

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of EXACT Sciences Corporation to be held at 10:00 a.m., local time, on Friday, July 21, 2006, at the offices of Goodwin Procter LLP, our outside legal counsel, located at Exchange Place, 53 State Street, Boston, Massachusetts 02109.

We look forward to your attending either in person or by proxy. At the annual meeting, you will be asked to elect two Class III directors for three-year terms and to ratify the selection of our independent accountants. The Board of Directors unanimously recommends that you vote FOR each of these proposals. Details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of Annual Meeting and Proxy Statement. Please give this material your careful attention.

Enclosed in this package is a proxy card for you to record your vote and a return envelope for your proxy card. Your vote is important and I hope that you will vote as soon as possible by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope.

Whether or not you plan to attend the annual meeting, we urge you to sign and return the enclosed proxy so that your shares will be represented at the annual meeting. If you so desire, you can withdraw your proxy and vote in person at the annual meeting. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person.

Very truly yours,

DON M. HARDISON
President and Chief Executive Officer

EXACT SCIENCES CORPORATION
100 Campus Drive
Marlborough, Massachusetts 01752
(508) 683-1200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 21, 2006

To the Stockholders of EXACT Sciences Corporation:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of EXACT Sciences Corporation, a Delaware corporation, will be held on July 21, 2006, at 10 a.m., local time, at the offices of Goodwin Procter LLP, our outside legal counsel, located at Exchange Place, 53 State Street, Boston, Massachusetts 02109, for the following purposes:

1.                To elect two members of the Board of Directors to serve for three year terms as Class III directors, each such director to serve for such term and until his respective successor has been duly elected and qualified, or until his earlier death, resignation or removal.

2.                To ratify the selection of the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

3.                To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on May 23, 2006, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

DON M. HARDISON
President and Chief Executive Officer

Boston, Massachusetts
May 1, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.

IN ACCORDANCE WITH SECURITY PROCEDURES, ALL PERSONS ATTENDING THE ANNUAL MEETING OF STOCKHOLDERS WILL BE REQUIRED TO PRESENT PICTURE IDENTIFICATION.

EXACT SCIENCES CORPORATION
100 Campus Drive
Marlborough, Massachusetts 01752

PROXY STATEMENT
May 1, 2006

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting of stockholders of EXACT Sciences Corporation, a Delaware corporation (the “Company” or “EXACT”) to be held at the offices of Goodwin Procter LLP, our outside legal counsel, located at Exchange Place, 53 State Street, Boston, Massachusetts 02109 on July 21, 2006, at 10:00 a.m., local time, and any adjournments or postponements thereof. Our 2005 Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 2005, is being mailed together with this proxy statement to all stockholders entitled to vote at the annual meeting. This proxy statement and the accompanying notice and form of proxy is expected to be first sent or given to stockholders on or about May 25, 2006.

The record date for the determination of stockholders entitled to notice of and to vote at the annual meeting has been fixed by our Board of Directors as the close of business on May 23, 2006. Holders of our common stock are entitled to cast one vote for each share held of record at the close of business on May 23, 2006 on each matter submitted to a vote at the annual meeting. As of April 21, 2006, 26,397,603 shares of the Company’s common stock were outstanding.

Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the annual meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the annual meeting, or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). If a stockholder is not attending the annual meeting, any proxy or notice of revocation should be returned to the Secretary of the Company at the above address in time for receipt no later than the close of business on the day preceding the annual meeting.

A majority in interest of the outstanding shares of our common stock entitled to vote and represented at the annual meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting. A “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote and voting on the matter at the annual meeting. On all other matters that may be submitted to stockholders, an affirmative vote of at least a majority of the shares present, or represented by proxy, entitled to vote and voting at the annual meeting is required for approval. Broker “non-votes” on any matter shall be deemed not to have been voted on such matter. The vote on each matter submitted to stockholders is tabulated separately.

The persons named as attorneys-in-fact in the proxy, Don M. Hardison and Jeffrey R. Luber, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the meeting will be voted by such persons at the meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. With respect to the election of directors, any stockholder submitting a proxy has a right to withhold authority to vote for any individual nominee by writing that nominee’s name in the space provided on the proxy. Where a proxy is properly signed and returned without indicating any voting instructions regarding the foregoing matters, the shares represented by the proxy will be voted FOR the proposal.

The Board of Directors knows of no other matters to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 21, 2006 by:

•       each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

•       each named executive officer in the Executive Compensation Table below;

•       each of our directors;

•       each person nominated to become director; and

•       all executive officers, directors and nominees as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o EXACT Sciences Corporation, 100 Campus Drive, Marlborough, Massachusetts 01752. To our knowledge, and subject to applicable community property laws, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses  or otherwise noted below.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of common stock issuable by us to a person pursuant to options or warrants which may be exercised within 60 days after April 21, 2006 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The applicable percentage of common stock outstanding as of April 21, 2006 is based upon 26,397,603 shares outstanding.

			Total
		Number of	Shares	Percent of
	Number of	Shares	Beneficially	Common Stock
Name and Address of Beneficial Owner	Issued Shares	Issuable(1)	Owned	Outstanding
The TCW Group, Inc.(2)	2,936,743	—	2,936,743	11.13%
Zesiger Capital Group LLC(3)	1,713,400	—	1,713,400	6.49%
Paloma International L.P.(4)	1,712,730	—	1,712,730	6.49%
Sigma Capital Management, LLC(5)	1,528,128	—	1,528,128	5.79%
OneLiberty Fund Entities(6)	1,202,787	—	1,202,787	4.56%
Edwin M. Kania Jr.(7)	1,284,823	62,499	1,347,322	5.09%
Stanley N. Lapidus	991,400	92,499	1,083,899	4.09%
Don M. Hardison(8)	246,441	677,225	923,666	3.41%
Anthony P. Shuber(9)	31,000	559,998	590,998	2.19%
Jeffrey R. Luber	—	167,567	167,567	*
Harry W. Wilcox, III(10)	3,271	66,943	70,214	*
Sally W. Crawford	46,057	62,499	108,556	*
Lance Willsey, MD	4,807	62,499	67,306	*
Connie Mack, III	6,807	57,499	64,306	*
Patrick J. Zenner	—	52,499	52,499	*
Charles R. Carelli, Jr.	—	12,081	12,081	*
All executive officers, directors and director nominees as a group (11 persons)(11)	2,614,606	1,873,808	4,488,414	15.88%

*                    Indicates ownership of less than 1%.

(1)          Represents shares of our common stock issuable pursuant to options which may be exercised on or before June 20, 2006, which is 60 days after April 21, 2006.

(2)          Includes 2,936,743 shares for which the TCW Business Unit (defined below) has shared dispositive power, and 1,860,947 shares for which the TCW Business Unit has shared voting power. Various persons other than the TCW Business Unit have the right to receive or the power to direct the receipt of dividends from, of the proceeds from the sale of, shares of common stock of Exact. TCW Group, Inc. (“TCW”) together with its direct and indirect subsidiaries collectively constitute The TCW Group, Inc. business unit (the “TCW Business Unit”). The TCW Business Unit is primarily engaged in the provision of investment management services. As of July 6, 2001, the ultimate parent company of TCW is Societe Generale, S.A. (“SG”). The principal business of SG is acting as a holding company for a global financial services group, which includes certain distinct specialized business units that are independently operated, including the TCW Business Unit. SG may be deemed ultimately to control TCW and the TCW Business Unit. SG disclaims beneficial ownership of the shares owned by the TCW Business Unit. The address of TCW is 865 South Figueroa Street, Los Angeles, California 90017. This information has been obtained solely from a Schedule 13G filed by TCW, on behalf of the TWC Business Unit, with the SEC on February 13, 2006, and all such information, including the percentage of common stock beneficially owned, is as of December 31, 2005.

(3)          Includes 1,713,400 shares for which Zesiger Capital Group LLC (“ZCG”), an investment advisor registered under the Investment Advisors Act of 1940, has sole dispositive power, and 1,209,000 shares for which ZCG has sole voting power. Various persons for whom Zesiger Capital Group LLC acts as investment adviser may withdraw dividends or the proceeds of sales from the accounts managed by ZCG. No single client account of ZCG owns more than 5% of the Company’s common stock. All of the above securities are held in discretionary accounts which ZCG manages and, accordingly, ZCG disclaims beneficial ownership of all such securities. The address of ZCG is 320 Park Avenue, 30th Floor, New York, New York 10022. This information has been obtained solely from a Schedule 13G filed by ZCG with the SEC on February 16, 2006, and all such information, including the percentage of common stock beneficially owned, is as of December 31, 2005.

(4)          Consists of 1,712,730 shares beneficially owned by Paloma International L.P. (“Paloma”) through its wholly-owned subsidiary, Sunrise Partners Limited Partnership. Paloma, MAK Capital One L.L.C., Donald S. Sussman and Michael A. Kaufman have shared dispositive power and shared voting power with respect to all 1,712,730 shares. Mr. Kaufman also has shared dispositive power and shared voting power with respect to 128,280 shares beneficially owned by MAK Capital Fund LP. The address of Paloma International L.P. is Two American Lane, Greenwich, Connecticut 06836. This information has been obtained from a Schedule 13G/A filed by Paloma International L.P. with the Securities and Exchange Commission on February 14, 2006, and all such information, including the percentage of common stock beneficially owned, is as of December 31, 2005.

(5)          Consists of 1,528,128 shares for which Sigma Capital Associates, LLC has shared dispositive power and shared voting power. Pursuant to an investment management agreement, Sigma Capital Management, LLC maintains investment and voting power with respect to the shares held by Sigma Capital Associates, LLC. Sigma Capital Management, LLC is controlled by Steven A. Cohen. Mr. Cohen and Sigma Capital Management, LLC disclaim beneficial ownership of such shares except. The address of Sigma Capital Management, LLC is 540 Madison Avenue, New York, New York 10022. This information has been obtained from a Schedule 13G/A filed by Sigma Capital Associates,

LLC with the Securities and Exchange Commission on February 14, 2006, and all such information, including the percentage of common stock beneficially owned, is as of December 31, 2005.

(6)          Includes 726,999 shares beneficially owned by OneLiberty Fund III, L.P, of which OneLiberty Partners III, L.P. is the general partner. Also includes 465,096 shares beneficially owned by OneLiberty Fund IV, L.P., of which OneLiberty IV, L.L.C. is the general partner, and 10,692 shares beneficially owned by OneLiberty Advisors Fund IV, L.P. Mr. Kania may be deemed to share voting and investment power with respect to such shares and disclaims any beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of the OneLiberty Fund Entities is 150 Cambridge Park Drive, Cambridge, Massachusetts 02140.

(7)          Includes shares owned by the OneLiberty Fund entities as set forth in Note (6). Mr. Kania is a general partner of OneLiberty Partners III, L.P. and a general partner of OneLiberty Advisors Fund IV, L.P. Mr. Kania may be deemed to share voting and investment power with respect to such shares and disclaims any beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(8)          Includes 20,625 shares held by the Donnie M. Hardison, III Irrevocable Trust—2000 and 20,625 shares held by the John C. Hardison Irrevocable Trust - 2000. Mr. Hardison disclaims beneficial ownership of such shares.

(9)          Includes 13,578 shares held by The Shuber Remainder Trust—2000. Mr. Shuber’s employment as an executive officer with the Company terminated as of March 10, 2006.

(10)   Harry W. Wilcox resigned as the Company’s Senior Vice President, Chief Financial Officer and Treasurer, effective as of April 28, 2006, and ceased to be an executive officer of the Company as of such date. Mr. Wilcox will continue with the Company in the part-time role of Senior Vice President of Corporate Development.

(11)   Includes shares covered by Notes (6) through (10).

Our policy governing transactions in our securities by directors, officers and employees permits our directors, officers and certain other persons to enter into trading plans complying with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We anticipate that, as permitted by Rule 10b5-1 and our policy governing transactions in our securities, some or all of our officers, directors and employees may establish trading plans in the future. We intend to disclose the names of our executive officers and directors who have a trading plan in effect in compliance with Rule 10b5-1 and the requirements of our policy governing transactions in our securities in our future quarterly and annual reports on Form 10-Q and 10-K filed with the SEC. However, we undertake no obligation to update or revise the information provided herein, including for the revision or termination of an established trading plan, other than in such quarterly and annual reports.

PROPOSAL I
ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members. Our sixth amended and restated certificate of incorporation divides our Board of Directors into three classes of directors with staggered three-year terms. Pursuant to our sixth amended and restated certificate of incorporation and our amended and restated by-laws, our Board of Directors has the authority to increase the number of directors and fill any vacancies on the Board of Directors and to decrease the number of directors to eliminate any vacancies on the Board of Directors. Each director will hold office until that director’s successor has been elected and qualified or until his earlier death, resignation or removal. The directors are elected by a plurality of votes cast by stockholders. Mr. Lapidus has notified the Company of his intention not to stand for re-election to our Board of Directors. In connection with Mr. Lapidus’ departure the Board of Directors has decreased  the number of directors constituting our Board from seven members to six, effective as of the annual meeting. Mr. Lapidus’ departure did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Upon the recommendation of the Corporate Governance and Nominating Committee of the Board of Directors of the Company, the Board of Directors has nominated and recommended Ms. Sally W. Crawford and Mr. Edwin M. Kania, Jr. for election to the Board of Directors as Class III directors. Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for any individual nominee (by writing that individual director’s name where indicated on the proxy) will be voted FOR the election of all the nominees named below. The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE NOMINEES LISTED BELOW

The following table sets forth the nominees to be elected at the annual meeting and continuing directors and, for each director whose term of office will extend beyond the annual meeting, the year such nominee or director was first elected as a director, the positions currently held by the nominees and each director with the Company, the year each nominee’s or director’s current term will expire and the current class of director of each nominee and each director.

Nominee’s or Director’s Name and Year First Became Director	Position with the Company	Year Current Term Will Expire	Current Class of Director
Nominees for Class III Directors:
Sally W. Crawford	Chairperson and Director	2006	III
1999
Edwin M. Kania, Jr.	Director	2006	III
1995
Continuing Directors:
Lance Willsey, MD	Director	2008	II
2000
Patrick J. Zenner	Director	2008	II
2003
Don M. Hardison	President, Chief Executive Officer	2007	I
2000	and Director
Connie Mack, III	Director	2007	I
2001

OCCUPATIONS OF DIRECTORS, THE NOMINEES FOR DIRECTOR AND OFFICERS

Set forth below is information relating to the directors, the nominees for director and executive officers of EXACT Sciences Corporation:

Name	Age	Position
Don M. Hardison	55	President, Chief Executive Officer and Class I Director
Jeffrey R. Luber	39	Vice President, Chief Financial Officer, Treasurer, General Counsel and Secretary
Charles R. Carelli, Jr.	35	Vice President Finance
Sally W. Crawford(1)(3)	52	Chairperson and Class III Director
Edwin M. Kania, Jr.(2)(3)	48	Class III Director
Stanley N. Lapidus*	56	Class III Director
Connie Mack, III(1)	65	Class I Director
Lance Willsey, MD(1)(2)(3)	44	Class II Director
Patrick J. Zenner(2)	59	Class II Director

(1)          Member of the Corporate Governance and Nominating Committee

(2)          Member of the Compensation Committee

(3)          Member of the Audit Committee

*                    Mr. Lapidus has notified the Company of his intention not to stand for re-election to our Board of Directors at the annual meeting.

Don M. Hardison, age 55, has served as President, Chief Executive Officer and Director since June 2001 and as President and Director from May 2000 to June 2001. From August 1998 to April 2000, Mr. Hardison was Managing Partner for Siebel Systems, Inc. From January 1996 to February 1998, Mr. Hardison was Senior Vice President of Sales and Marketing for Quest Diagnostics Inc. From April 1978 to December 1995, Mr. Hardison held various positions at SmithKline Beecham Corporation, most recently as Vice President of Sales and Marketing for SmithKline Beecham Clinical Laboratories. Mr. Hardison also serves on the board of directors of Valeo Medical, Inc. Mr. Hardison has an AB in political science from the University of North Carolina, Chapel Hill.

Jeffrey R. Luber, age 39, has served as General Counsel and Secretary since November 2002 and has been appointed to also serve as Vice President, Chief Financial Officer and Treasurer, effective as of April 28, 2006. From February 2000 to November 2002, Mr. Luber served as Vice President of Finance and Administration, Legal Counsel and Secretary for Kaon Interactive Inc. From March 1999 to February 2000, Mr. Luber was General Counsel for Community Rehab Centers, a private outpatient physical therapy company with operations in several states. From December 1996 to March 1999, Mr. Luber was employed by Concentra Managed Care, Inc., a publicly-traded nationwide provider of managed care services, most recently as Assistant Vice President and Associate General Counsel. Mr. Luber received his BS in business administration from Southern Connecticut State University, and his J.D. and M.B.A. from Suffolk University.

Charles R. Carelli, Jr., age 35, was appointed Vice President Finance effective as of April 13, 2006, and served as Controller and principal accounting officer from November 9, 2004 to April 12, 2006. Mr. Carelli served as Controller from August 1999 to April 2004 and as Director of Finance from April 2004 to November 2004 at Alkermes, Inc., a publicly-traded pharmaceutical company. From 1997 to 1999, Mr. Carelli served as Accounting Manager and then Director of Accounting at Creative BioMolecules, Inc., a publicly traded biotechnology company engaged in manufacturing and research using protein therapies. From 1993 to 1997, Mr. Carelli was employed by Deloitte & Touche LLP. Mr. Carelli is a Certified Public Accountant and holds a BA in Accounting from Assumption College.

Sally W. Crawford, age 52, has served as a director since August 1999 and as our Chairperson since January 2006. Ms. Crawford has been an independent healthcare consultant since January 1997. From April 1985 to January 1997, Ms. Crawford served as Chief Operating Officer for Healthsource, Inc., a publicly-traded managed care organization which she co-founded. As Chief Operating Officer of Healthsource, Ms. Crawford was responsible for reviewing and establishing systems for financial reporting. Ms. Crawford also served as the Chief Executive Officer of several subsidiaries of Healthsource, and was responsible for the analysis and oversight of the subsidiaries’ financial reporting. Ms. Crawford is also a director of Chittenden Corp. and Cytyc Corporation. Ms. Crawford holds a BA in English from Smith College and an MS in communications from Boston University.

Edwin M. Kania, Jr., age 48, has served as a director since September 1995. Since 1999, Mr. Kania has been a Senior Managing Director and the Chairman of Flagship Ventures, an entrepreneurship and venture capital firm that also manages the OneLiberty funds. Prior to the formation of Flagship Ventures, Mr. Kania was the Managing General Partner of OneLiberty Ventures, the venture capital firm that he co-founded in 1995. Mr. Kania is also a director of Aspect Medical Systems. Mr. Kania holds a degree in physics from Dartmouth College and an MBA from Harvard Business School.

Stanley N. Lapidus, age 57, is an experienced life-science entrepreneur.  In 1995 he founded the Company and served as its President from February 1995 through May 2000 and as Chairman from May 2000 through December 2005.  Mr. Lapidus will continue to serve as a member of the Company’s board until July 21, 2006, at which time he will become a member of the Company’s Scientific Advisory Board.  Since December 2003, Mr. Lapidus has served as Chief Executive Officer of Helicos BioSciences Corporation, the third life-science company founded by Mr. Lapidus, a developer of molecular sequencing technologies.  Prior to founding the Company, Mr. Lapidus founded Cytyc Corporation (NASDAQ:CYTC) and was President and CEO from 1987 through 1994.  In addition to his entrepreneurial activities, Mr. Lapidus holds academic appointments in the Pathology Department at Tufts University Medical School and MIT's Sloan School of Management.  He earned a BSEE from Cooper Union.  He has served as a trustee of Cooper Union since 2002. Mr. Lapidus holds 29 issued patents.

Connie Mack, III, age 65, has served as a director since June 2001. Since February 2005 Mr. Mack has served as senior policy advisor at King & Spalding LLP. From February 2001 to February 2005 Mr. Mack served as a senior policy advisor at Shaw Pittman LLP. Mr. Mack was first elected to public office as a U.S. Congressman for the 13th district in the State of Florida in 1982. In 1988, he was elected to a six-year term in the U.S. Senate from the State of Florida and was re-elected for a second term in 1994. He did not seek re-election in 2000. Mr. Mack was the Republican Conference Secretary from 1995 to 1997. He was Chairman of the Senate Republican Conference from 1997 to 2001 and Chairman of the Joint Economic Committee from 1999 to 2001. Mr. Mack is also a director of Darden Restaurants Inc., Genzyme Corporation, Moody’s Corporation, Mutual of America Life Insurance Company and Spirit Aero Systems Inc. Mr. Mack holds a BS in Business Administration from the University of Florida.

Lance Willsey, MD, age 44, has served as a director since May 2000. Dr. Willsey was a founding partner of DCF Capital from July 1998 to April 2002. From July 1997 to July 1998, Dr. Willsey served on the Staff Department of Urologic Oncology at Dana Farber Cancer Institute at Harvard University School of Medicine. From July 1996 to July 1997, Dr. Willsey served on the Staff Department of Urology at Massachusetts General Hospital at Harvard University School of Medicine, where he was also a urology resident from July 1992 to July 1996. Dr. Willsey is also a director of Exelixis, Inc. Dr. Willsey holds a BS in physiology from Michigan State University and an MS in biology and an MD from Wayne State University.

Patrick J. Zenner, age 59, has served as a director since March 2003. In January 2001, Mr. Zenner retired from Hoffmann-La Roche Inc., North America, the prescription drug unit of the Roche Group, a leading research-based health care enterprise, where he served as President and Chief Executive Officer since 1993 and was a member of the global Pharmaceutical Executive Committee. Mr. Zenner joined Hoffmann-La Roche Inc. as a sales representative in 1969 and subsequently held a series of marketing and business development posts that culminated in his being named Vice President and General Manager of Roche Laboratories in 1982. He later spent two and a half years with Roche Holding Ltd. as head of international pharmaceutical marketing, development and regulation. In 1988, Mr. Zenner was elected to Hoffmann-La Roche’s Executive Committee and Board of Directors, and appointed Senior Vice President of the pharmaceutical division. Mr. Zenner also serves as a director of ArQule, Inc., Curagen Corporation, Dendrite International, Inc., First Horizon Pharmaceutical Corporation, Geron Corporation, Praecis Pharmaceuticals, Inc, West Pharmaceutical Services, Inc. and Xoma Ltd. Mr. Zenner also served as interim Chief Executive Officer of Curagen Corporation from May 2005 to March 2006. Mr. Zenner holds a BS in business administration from Creighton University and an MBA from Fairleigh Dickinson University and is a Trustee of both universities.

Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of the executive officers and directors of the Company.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Board Independence

The Board of Directors has determined that each of Sally W. Crawford, Edwin M. Kania, Jr., Lance Willsey, Connie Mack, III and Patrick J. Zenner, comprising five of its seven members, is an independent director within the meaning of the director independence standards of The NASDAQ Stock Market, Inc. (“NASDAQ”) and the applicable rules of the SEC. Furthermore, the Board has determined that all of the members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent within the meaning of the applicable director independence standards of NASDAQ and the SEC.

Executive Sessions of Independent Directors

Executive sessions of our independent directors are generally held following each regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any non-independent directors of the Company and are chaired by a Lead Independent Director who is appointed annually by the Board of Directors from our independent directors. Ms. Crawford, our Chairperson, also currently serves as the Lead Independent Director. The Lead Independent Director is also responsible for coordinating the activities of the independent directors. The independent directors of the Board of Directors met in executive session five times in 2005.

Policy Governing Security Holder Communications with the Board of Directors

Any of our security holders who wishes to communicate directly with the Board of Directors or an individual member of the Board of Directors may do so by sending such communication by certified mail addressed to the Chairperson of the Board, as a representative of the entire Board of Directors, or to the individual director or directors, in each case, c/o Office of the General Counsel, EXACT Sciences Corporation, 100 Campus Drive, Marlborough, Massachusetts 01752. We will forward any such security holder communication to the Chairperson and/or to the director to whom the communication is addressed on a periodic basis.

Policies Regarding Director Nominations

Director Qualifications

The Corporate Governance and Nominating Committee is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and current make-up of the Board of Directors. Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to EXACT’s business and strategic direction, concern for long-term shareholder interests, personal integrity and sound business judgment. The Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer the Company and its shareholders diversity of opinion and insight in the areas most important to EXACT and its corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. All candidates for director nominee must have time available to devote to the activities of the

Board of Directors. The Corporate Governance and Nominating Committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominees who do not meet all of these criteria may still be considered for nomination to the Board of Directors, if the Corporate Governance and Nominating Committee believes that the candidate will make an exceptional contribution to the Company and its stockholders.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for selecting its own members. The Board of Directors delegates the selection and nomination process to the Corporate Governance and Nominating Committee, with the expectation that other members of the Board of Directors, and of management, may be requested to take part in the process as appropriate. Generally, the Corporate Governance and Nominating Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by other directors or stockholders or through such other methods as the Corporate Governance and Nominating Committee deems appropriate. Once candidates have been identified, the committee confirms that the candidates meet the qualifications for director nominees established by the Corporate Governance and Nominating Committee. The Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the Committee deems to be helpful in the evaluation process. The committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Corporate Governance and Nominating Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors. The committee also recommends candidates for the Board of Directors’ appointment to the standing committees of the Board of Directors.

Procedures for Recommendation of Director Nominees by Stockholders

The policy of the Corporate Governance and Nominating Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board of Directors. Stockholders, in submitting recommendations to the Corporate Governance and Nominating Committee for director nominee candidates, shall make such recommendation in writing and shall include:

•       the name and address of the stockholder making the recommendation, as they appear on the Company’s books and records, and of such record holder’s beneficial owner;

•       the number of shares of capital stock of the Company that are owned beneficially and held of record by such stockholder and such beneficial owner;

•       the name of the individual recommended for consideration as a director nominee;

•       why such recommended candidate meets the Company’s criteria and would be able to fulfill the duties of a director;

•       how the recommended candidate meets applicable independence requirements established by the SEC and NASDAQ;

•       the recommended candidate’s beneficial ownership in the Company’s securities;

•       any relationships between the recommended candidate and the Company which may constitute a conflict of interest; and

•       all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board of Directors and elected.

Nominations must be sent to the Chairman of the Corporate Governance and Nominating Committee, c/o Secretary, EXACT Sciences Corporation, 100 Campus Drive, Marlborough, Massachusetts 01752. The Secretary must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting; provided, however, that with respect to a special meeting of stockholders called by the Company for the purpose of electing directors to the Board of Directors, the Secretary must receive any such recommendation not earlier than the 90th day prior to such special meeting nor later than the later of (i) the close of business on the 60th day prior to such special meeting or (ii) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. The Company will promptly forward any such nominations to the Corporate Governance and Nominating Committee. Once the Corporate Governance and Nominating Committee receives the nomination of a candidate, such candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors.

Policy Governing Director Attendance at Annual Meetings of Stockholders

The Company’s policy is to schedule a regular meeting of the Board of Directors on the same date as the Company’s annual meeting of stockholders and, accordingly, directors are encouraged to be present at such stockholder meetings. Seven board members attended the annual meeting of stockholders held in 2005.

Code of Ethics

In 2003, we adopted a “code of ethics” as defined by regulations promulgated under the Securities Act of 1933, as amended, (the “Securities Act”) and the Exchange Act, which applies to all of our directors, officers and employees. The code of ethics is designed to deter wrongdoing and promote:

•       honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•       full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications that we make;

•       compliance with applicable governmental laws, rules and regulations;

•       the prompt internal reporting of violations of the code to an appropriate person identified in the code of ethics;

•       accountability for adherence to the code of ethics; and

•       anonymous reporting of violations of the code via reporting mechanisms approved by our Audit Committee.

A current copy of our code of ethics is available at http://www.exactsciences.com. A copy may also be obtained, free of charge, from the Company upon a request directed to EXACT Sciences Corporation, 100 Campus Drive, Marlborough, Massachusetts 01752, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the code of ethics by posting such information on our website available at http://www.exactsciences.com and/or in our public filings with the SEC.

Director Evaluations

The Board of Directors performs periodic self-evaluations of its composition and performance, including evaluations of its standing committees and its individual directors. In addition, our Board of Directors retains the authority to engage its own advisors and consultants.

For more corporate governance information, you are invited to access the Corporate Governance section of our website available at http://www.exactsciences.com.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

Our bylaws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors. Pursuant to the sixth amended and restated certificate of incorporation and our amended and restated by-laws, our Board of Directors has the authority to increase the number of directors and fill any vacancies on the Board of Directors and to decrease the number of directors to eliminate any vacancies on the Board of Directors. The number of directors currently fixed by our Board of Directors is seven. In connection with Mr. Lapidus’ departure, the Board of Directors has decreased the number of directors constituting our Board from seven members to six, effective as of the annual meeting.

Our Board of Directors met five times in person and four times by telephone during the fiscal year ended December 31, 2005. All directors attended at least 75% of the aggregate of all meetings of the Board of Directors and all committees of the Board of Directors on which he or she then served during fiscal 2005. The Board of Directors has standing Compensation, Audit, and Corporate Governance and Nominating Committees. The Board of Directors and each standing committee retains the authority to engage its own advisors and consultants. Each standing committee has a charter that has been approved by the Board of Directors. A copy of each committee charter is available at http://www.exactsciences.com. A copy of the Audit Committee Charter is also attached as Appendix A to this proxy statement. Each committee reviews the appropriateness of its charter at least annually.

Committees

Compensation Committee.   Our Compensation Committee presently consists of Messrs. Willsey, Kania and Zenner, each of whom is a non-employee director as defined in Rule 16b-3 of the Exchange Act, and an outside director pursuant to Rule 162(m) of the Internal Revenue Code. The Board of Directors has determined that each member of the Compensation Committee is also an independent director within the meaning of NASDAQ’s director independence standards. Mr. Zenner serves as Chairman of the Compensation Committee. Mr. Willsey was appointed to the Compensation Committee on July 22, 2005. Dr. Richard W. Barker, formerly a member of our Board of Directors, had served as a member of the Compensation Committee prior to Mr. Willsey’s appointment. The Compensation Committee is responsible for (i) discharging the Board of Directors’ responsibilities relating to the compensation of the Company’s employees and non-employee directors, (ii) administering the Company’s equity-based compensation and incentive plans and recommending to the Board of Directors for approval any new equity-based plans or any material modifications of the Company’s current equity-based plans that require shareholder approval, and (iii) producing an annual report on executive compensation for inclusion in the Company’s proxy statement for its annual meeting of stockholders. The Compensation Committee met five times in person, two times by telephone, and took action by written consent three times during fiscal 2005. The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at http://www.exactsciences.com.

Audit Committee.   Our Audit Committee consists of Ms. Crawford and Messrs. Kania and Willsey. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the NASDAQ director independence standards and applicable rules of the SEC for audit committee members. The Board of Directors has elected Ms. Crawford as Chairperson of the Audit Committee and has determined that she qualifies as an “audit committee financial expert” under the rules of the SEC. The Audit Committee is responsible for (i) reviewing the financial reports provided by the Company to the SEC, our stockholders or to the general public, (ii) reviewing the Company’s internal financial and accounting controls, (iii) overseeing the engagement of and work performed by any independent public accountants, and (iv) recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations. The Audit Committee recommends, establishes and monitors procedures designed to facilitate (a) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (b) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee engages advisors as necessary, and determines the funding from the Company that is necessary or appropriate to carry out the Audit Committee’s duties. The Audit Committee met five times in person and one time by telephone during fiscal 2005. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at http://www.exactsciences.com and is attached hereto as Appendix A.

Corporate Governance and Nominating Committee.   Our Corporate Governance and Nominating Committee consists of Ms. Crawford and Messrs. Willsey and Mack. The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is an independent director within the meaning of the NASDAQ director independence standards and applicable rules of the SEC. Mr. Mack serves as Chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for (i) assisting the Board of Directors in fulfilling its responsibilities by developing and recommending principles of corporate governance of the Company to ensure the Board of Directors’ compliance with its fiduciary responsibilities to the Company and its stockholders, (ii) assessing the size and composition of the Board of Directors, (iii) evaluating candidates to serve as directors of the Company, and (iv) approving director nominee candidates for election or re-election by the Company’s stockholders or, in the event of a vacancy on the Board of Directors, by the Board of Directors. The Corporate Governance and Nominating Committee met three times in person and one time by telephone during fiscal 2005. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at http://www.exactsciences.com.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for fiscal 2005 were initially Dr. Richard W. Barker, Edwin M. Kania and Patrick J. Zenner. Mr. Willsey was appointed to the Compensation Committee on July 22, 2005, in place of Dr. Barker who did not stand for re-election and resigned from our Board of Directors, effective as of July 22, 2005. No member of the Compensation Committee was at any time during the past year an officer or employee of the Company (or any of its subsidiaries), was formerly an officer of the Company (or any of its subsidiaries). During the last year, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the Compensation Committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company.

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Director Compensation

We maintain a compensation package for our non-employee directors (“Director Compensation Policy”) to enable the Company to attract and retain, on a long-term basis, high-caliber directors who are not employees or officers of the Company or its subsidiaries. Pursuant to the Director Compensation Policy, all non-employee directors received compensation for board service as indicated in the table below. Board members, at their discretion, may choose to receive payment of their annual retainer in either cash or such number of shares of the Company’s common stock that are of equal value to the annual retainer amount on the date of grant.

	Annual Retainer(1)	In-Person Meeting(2)	Telephonic Meeting
Board of Directors
Chairperson of the Board	$20,000	$3,000	$500
Directors	$10,000	$1,500	$500
Board Committees
Committee Chairperson		$3,000	$500
Committee Members		$1,500	$500

(1)          The Company pays annual retainers in a lump sum in either cash or in stock.

(2)          Non-employee directors receive compensation for each chairmanship and committee membership that they hold. For example, a director who is a committee chairperson as well as a member of another board committee, will receive $1,500 for each board meeting attended, $3,000 for each committee meeting attended at which he/she serves as committee chair, and $1,500 for each committee meeting attended for each additional committee on which he/she serves as a member. Additionally, non-employee directors who participate telephonically at an in-person meeting shall receive 50% of the per-meeting fee.

Any newly elected non-employee director (i.e., each director joining the Board of Directors for the first time) will be granted an option to purchase 10,000 shares of common stock (adjusted for stock splits) pursuant to our 2000 Stock Option and Incentive Plan (“2000 Plan”), on the date they are elected to the Board of Directors (the “Election Option Grant”). Election Option Grants shall vest one-third on the first year anniversary of the date of grant, and then ratably thereafter on a monthly basis over a period of twenty-four months.

In addition to the Election Option Grants, each non-employee director (including any newly-elected non-employee director who has received an Election Option Grant) is granted an option to purchase 15,000 shares of common stock (adjusted for stock splits), pursuant to the 2000 Plan, on the date of the first meeting of the Board of Directors following each annual meeting of stockholders (the “Annual Option Grant”). The first Annual Option Grant received by a non-employee director during his/her tenure on the Board of Directors vests 100% on the date of the annual meeting of stockholders next following the date of grant. All subsequent Annual Option Grants received by a non-employee director during his/her service on the Board of Directors with the Company vest ratably over a period of twelve months from the date of each such grant. In the event that a non-employee director is elected to the Board of the Directors other than in connection with an annual meeting of stockholders, the number of options granted to such director under the first Annual Option Grant received by such non-employee director shall be reduced by 1,250 shares for each month since the Company’s last annual meeting of stockholders to the date of such non-employee director’s election to the Board of Directors.

Pursuant to the Director Compensation Policy, in 2005, each of Ms. Crawford, Messrs. Lapidus, Kania, Mack, Willsey and Zenner received Annual Option Grants to purchase 15,000 shares of common stock under the 2000 Plan. In addition, each of Ms. Crawford, Messrs. Kania, Mack and Willsey elected to receive their annual retainer in shares of common stock.

All of the foregoing options are granted at fair market value on the date of grant and, except as otherwise provided under the 2000 Plan, all vesting thereunder immediately ceases upon cessation of service as a director for any reason. In addition, the form of option agreement gives directors up to one year following cessation of service as a director to exercise all options that are vested as of the date of such cessation.

The foregoing compensation is in addition to reimbursement of all out-of-pocket expenses incurred by directors in attending meetings of the Board of Directors.

Executive Compensation

The following table sets forth the annual and long-term compensation for each of the past three fiscal years of each of (i) our Chief Executive Officer and (ii) our most highly compensated executive officers who were serving as of December 31, 2005.

				Long-term
				Compensation
				Securities
		Annual Compensation(1)		Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options (#)	Compensation(2)
Don M. Hardison	2005	$355,000	$—	90,000	$9,000	(3)
President, Chief Executive Officer	2004	355,000	110,000	90,000	—
and Director	2003	333,083	50,250	100,000	—
Anthony P. Shuber (4)	2005	280,000	—	45,000	7,000	(3)
Executive Vice President and Chief	2004	280,000	90,000	120,000	—
Technology Officer	2003	277,083	42,000	185,000	—
Harry W. Wilcox, III (5)	2005	260,000	—	—	9,000	(3)
Senior Vice President	2004	68,000	25,000	150,000	62,900	(6)
Corporate Development	2003	—	—	—	—
Jeffrey R. Luber	2005	210,000	—	20,000	11,956	(7)
Vice President, Chief Finanical Officer,	2004	192,500	50,000	140,000	9,732	(8)
Treasurer, General Counsel and Secretary	2003	160,000	20,800	—	6,887	(8)
Charles R. Carelli, Jr.	2005	140,000	10,000	30,000	7,000	(3)
Vice President Finance	2004	20,692	6,000	20,000	—
	2003	—	—	—	—

(1)          Salary and bonuses are reported in the year earned, even if actually paid in a subsequent year. In accordance with the rules of the SEC, the compensation in this table does not include certain perquisites and other personal benefits received by the named executive officers that did not exceed 10% of any officer’s total compensation reported in this table.

(2)          Excludes medical, life insurance and other benefits received by the named executive officers which are available generally to all of our salaried employees and certain perquisites and other personal benefits that did not exceed 10% of any officer’s total compensation reported in this table.

(3)          Represents the value of the Company’s 2005 401(k) plan match to be contributed in shares of the Company’s common stock.

(4)          Mr. Shuber’s employment as Executive Vice President and Chief Technology Officer terminated effective March 10, 2006. Following the termination of Mr. Shuber’s employment, the Company entered into a Consulting Agreement with Mr. Shuber on March 13, 2006, whereby, among other things, Mr. Shuber will serve as a member of the Company’s Scientific Advisory Board and agreed to provide to the Company certain consulting services.

(5)          Harry W. Wilcox resigned as the Company’s Senior Vice President, Chief Financial Officer and Treasurer, effective as of April 28, 2006, and ceased to be an executive officer of the Company as of such date. Mr. Wilcox will continue with the Company in the part-time role of Senior Vice President of Corporate Development.

(6)          Represents payments made to Mr. Wilcox while serving as a consultant to the Company prior to his full time employment.

(7)          Includes the value of the Company’s 2005 401(k) plan match to be contributed in shares of the Company’s common stock ($7,000) and tuition reimbursement for costs incurred associated with Mr. Luber’s pursuit of an MBA from Suffolk University ($4,956).

(8)          Represents tuition reimbursement for costs incurred associated with Mr. Luber’s pursuit of an MBA from Suffolk University.

We have also executed severance agreements with each of Messrs. Hardison, Luber and Carelli, as described in “Certain Relationships and Related-Party Transactions” below.

Option Grants

The following table provides information concerning grants of options to purchase our common stock made during the period January 1, 2005 through December 31, 2005 to our named executive officers.

					Potential Realizable
	Number of	Percent of			Value at Assumed
	Securities	Total Options			Annual Rates of Stock
	Underlying	Granted to	Exercise		Price Appreciation for
	Options	Employees	Price	Expiration	Option Term (1)
Name	Granted	in Fiscal Year	Per Share	Date	5%	10%
Don M. Hardison	90,000	11.87%	$4.22	2/17/2015	$238,854	$605,303
Anthony P. Shuber(2)	45,000	5.93%	4.22	6/13/2007	8,921	18,278
Jeffrey R. Luber	20,000	2.64%	4.22	2/17/2015	53,079	134,512
Charles R. Carelli, Jr.	30,000	3.96%	2.65	7/29/2015	49,997	126,703

(1)          Amounts in these columns represent hypothetical gains, based on the exercise price that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation do not represent our estimate or projection of our future common stock prices. Actual gains, if any, on stock option exercises depend on our future performance and overall stock market conditions. The amounts reflected in the table may be more or less than the amounts actually achieved.

(2)          Mr. Shuber’s employment as Executive Vice President and Chief Technology Officer terminated effective March 10, 2006. The potential realizable value of options granted to Mr. Shuber has been adjusted to reflect options that were forfeited as a result thereof.

Option Exercises and Fiscal Year End Values

The following table sets forth information regarding option exercises by each of the named executive officers during the fiscal year ended December 31, 2005, and the value of exercisable and unexercisable options held by the named executive officers as of December 31, 2005:

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-The-Money Options at
	Acquired	Value	Options at Fiscal Year End		Fiscal Year-End(1)
Name	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Don M. Hardison	—	$—	436,409	169,793	$28,192	$—
Anthony P. Shuber	—	—	476,457	171,043	384,038	—
Harry W. Wilcox, III	—	—	46,874	103,126	—	—
Jeffrey R. Luber	—	—	26,042	163,958	—	—
Charles R. Carelli, Jr.	—	—	5,416	44,584	—	—

(1)          Based on the closing price of our common stock on the NASDAQ National Market on December 30, 2005 of $2.21.

Equity Compensation Plan Information

We maintain the following three equity compensation plans under which our equity securities are authorized for issuance to our employees and/or directors; the 1995 Stock Option Plan, the 2000 Stock Option and Incentive Plan and the 2000 Employee Stock Purchase Plan. Each of the foregoing equity compensation plans was approved by our stockholders. The following table presents information about these plans as of December 31, 2005.

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price Of Outstanding Options, Warrants And Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Outstanding)
Equity compensation plans approved by security
holders	4,499,927	$6.10	2,534,498
Equity compensation plans not approved by
security holders	None	None	None
Total	4,499,927	$6.10	2,534,498

No further grants are being made under the 1995 Stock Option Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following Report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that EXACT specifically incorporates it by reference into such filing.

The Compensation Committee of the Board of Directors, which is comprised solely of independent directors within the meaning of applicable rules of The NASDAQ Stock Market, Inc., outside directors within the meaning of Section 162 of the Internal Revenue Code and non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, is responsible for developing executive compensation policies and advising the Board of Directors with respect to such policies and administering the Company’s cash incentive, stock option and employee stock purchase plans. Edwin M. Kania Jr., Lance Willsey and Patrick J. Zenner are the current members of the Compensation Committee.

Compensation Philosophy

The Compensation Committee believes that compensation of the Company’s executive officers should:

•       Focus executive behavior on achievement of the Company’s annual and long-term objectives and strategy;

•       Provide a competitive compensation package that enables the Company to attract and retain, on a long-term basis, talented executives while maintaining prudent financial management;

•       Provide a total compensation structure that is generally normative with similarly sized companies in the biotechnology industry and which consists of a mix of base salary, cash incentives and equity; and

•       Align the interests of management and stockholders by providing management with longer-term incentives through equity ownership.

The Company’s executive compensation program consists of three primary elements: salary, long-term equity interest, primarily in the form of stock options, and a cash incentive program based on both corporate and individual performance. All of the Company’s executive officers also are eligible for certain benefits offered to employees generally, including life, health, disability and dental insurance, as well as participation in the Company’s 401(k) plan and 2000 Employee Stock Purchase Plan. The Company also enters into change in control agreements with its executive officers that provide for certain severance benefits upon termination of employment following a change in control of the Company. In addition, the Committee considers and approves, from time to time, other compensatory arrangements with officers, including those discussed elsewhere in this Proxy Statement.

It is the responsibility of the Compensation Committee to administer the compensation practices of the Company, to ensure that they are competitive, financially prudent and that they include incentives that are designed to appropriately drive performance. To achieve this, the Committee reviews commercially available, industry specific survey data for companies of generally similar employee size and complexity in the biotechnology and biopharmaceutical industries as a general guide for establishing its pay and equity practices and structures. The Committee, along with the Board of Directors, also reviews corporate and individual objectives for each of its executives quarterly, to confirm that appropriate goals have been established and to track performance against them. At the completion of each fiscal year, the Committee uses this information, along with the recommendations of the Chief Executive Officer (except for his own compensation), to determine compensation for executive officers. In making these recommendations, the Committee takes into account both the overall performance of the Company and the individual performance of officers, consulting with the Chief Executive Officer and the Board of Directors on these evaluations as appropriate.

Salary

The Compensation Committee believes that the Company’s executive officers, including the Chief Executive Officer, are paid salaries in line with their qualifications, experience and responsibilities. Salaries are structured so that they are at least comparable with salaries paid by the peer companies discussed above. Salaries are reviewed generally on an annual basis.

Fiscal 2005 base salaries were determined by the Compensation Committee after considering the base salary level of the executive officers in prior years and taking into account for each executive officer the amount of base salary as a component of total compensation. Base salary levels for each of the Company’s executive officers, other than the Chief Executive Officer, were also based upon evaluations and recommendations made by the Chief Executive Officer. These recommendations include an assessment of the individual’s responsibilities, experience, individual performance and contribution to the Company’s performance, and also generally take into account the competitive environment for attracting and retaining executives consistent with the business needs of the Company. In light of the considerations discussed above, for fiscal year 2005, the Committee increased the base salary of Mr. Luber, the Company’s General Counsel and Secretary during 2005, from $190,000 to $210,000, and the base salary of Mr. Carelli, the Company’s Controller during 2005, from $140,000 to $150,000. The base salaries for fiscal year 2005 of each of the Company’s other executive officers, including the Chief Executive Officer, remained the same as for fiscal year 2004.

Long-Term Incentives

Executive officers (and other employees) are eligible to receive restricted stock, stock option grants and other stock awards that are intended to promote success by aligning employee financial interests with long-term shareholder value. These stock-based incentives, which in recent years have consisted solely of stock option grants, are based on various factors primarily relating to the responsibilities of the individual officer or employee, their past performance, anticipated future contributions and prior option grants. In general, the Compensation Committee bases its decisions to grant stock-based incentives on recommendations of management and the Committee’s analysis of third-party compensation information, with the intention of keeping the executives’ overall compensation, including the equity component of that compensation, at a competitive level with the comparator companies reviewed by the Committee in the biotechnology and biopharmaceutical industries. The Compensation Committee also considers the number of shares of common stock outstanding, the number of shares of common stock authorized for issuance under its equity compensation plans, the number of options and shares held by the executive officer for whom an award is being considered and the other elements of the officer’s compensation, as well as the

Company’s compensation objectives and policies described above. As with the determination of base salaries and short term incentive payments, the Committee exercises subjective judgment and discretion in view of the above criteria.

During fiscal year 2005, the Compensation Committee made stock option grants to each of the executive officers generally targeted at the market median of the comparator companies reviewed by the Committee in the biotechnology and biopharmaceutical industries, with adjustments to reflect roles within the Company, individual performance and the overall incentive opportunity provided each officer. The stock options granted to executive officers under the Company’s 2000 Stock Option and Incentive Plan have an exercise price equal to the fair market value of the common stock at the time of grant. Stock options granted in 2005 vest at a rate of 25% one year following the date of grant and in equal monthly installments over the next 36 months, with potential vesting acceleration upon achievement of certain corporate goals and objectives. As a result of the achievement of certain corporate goals in 2004 established by the Committee, the vesting of certain options granted to executive officers in fiscal year 2004 were accelerated in 2005 such that 50% of the shares under the options became exercisable on the anniversary of the grant and 50% would become exercisable on the second anniversary.

The Committee believes that these equity incentives provide the executive officers with the opportunity to acquire long-term stock ownership positions, and help to align the executives’ interests with stockholders’ interests. The Committee believes that this directly motivates executive officers to maximize long-term stockholder value.

Cash Incentive

The Compensation Committee believes that some portion of overall cash compensation for executive officers should be “at risk,” i.e., contingent upon successful implementation of the Company’s strategy. The granting of a cash bonus is totally discretionary and is based on an evaluation of achievement against predetermined corporate and individual performance objectives, generally on a fiscal-year basis, in accordance with the Company’s Executive Incentive Plan that is approved by the Compensation Committee. Among the performance objectives considered by the Compensation Committee in awarding incentive compensation to executive officers for fiscal 2005, were performance against individual objectives, as well as the achievement by the Company of certain key corporate operational goals.

Under the Company’s Executive Incentive Plan, payouts for achievement of individual objectives are generally made in cash whereas payouts for achievement of corporate objectives are made in common stock. The amount of stock granted is based on a cash value calculated as a multiple of an executive’s individual cash payout, with the multiplier determined based upon the achievement of the corporate objectives described above. The plan also provides that unless a minimum number of corporate objectives are achieved, no stock or individual cash payments are made. No payments were made under the Company’s Executive Incentive Plan for fiscal 2005 as the Company did not achieve the minimum number of corporate goals established for fiscal 2005. Mr. Carelli was not eligible to participate in the Company’s Executive Incentive Plan in 2005. Mr. Carelli was paid a $10,000 cash bonus for the successful achievement of individual goals related to certain financial reporting objectives.

Pursuant to the Company’s Executive Incentive Plan for fiscal 2004, the Committee had approved the eligibility of Mr. Hardison, the Company’s President and Chief Executive Officer, and Messrs. Shuber and

Luber to receive stock awards in 2005 equal to $55,000, $45,000 and $25,000, respectively, upon achievement of a fiscal year 2005 corporate performance objective. These stock awards were not made because the Company did not achieve the specified fiscal 2005 corporate objective.

Other Compensation

The Company also permits executive officers and other employees to purchase common stock at a discount through the Company’s 2000 Employee Stock Purchase Plan. Employees, including executive officers, may also participate in the Company’s 401(k) Plan. In 2006, the Committee approved an amended EXACT Sciences 401(k) Plan, retroactive for the 2005 calendar plan year that provides for the investment of a portion of plan assets in shares of the Company’s common stock. The Committee also approved a discretionary matching Company contribution to the plan for 2005. The 2005 contribution will be made using Company stock in an amount equal to fifty-percent (50%) of an employee’s total salary deferrals into the plan, consistent with provisions of the plan documents and IRS guidelines. This matching contribution will result in stock contributions valued at $9,000 to each of Messrs. Hardison and Wilcox and stock contributions valued at $7,000 to each of Messrs. Shuber, Luber and Carelli. The Compensation Committee reviewed these additional benefits, together with the primary compensation elements of salary, long-term incentives and cash incentives, in determining the total compensation for the Company’s executive officers. The Committee believes that these elements of compensation were reasonable in the aggregate.

Chief Executive Officer Compensation

Mr.  Hardison’s compensation throughout fiscal year 2005 was determined in accordance with the executive compensation program described above. Mr. Hardison’s base salary for fiscal year 2005 was set at $355,000, which represents no increase over his fiscal 2004 base salary. Mr. Hardison’s base salary was established, in part, by comparing the base salaries of presidents/chief executive officers at the peer companies discussed above consistent with the business needs of the Company. Mr. Hardison is eligible for a bonus based upon the attainment of both individual and company performance goals and objectives established by the Compensation Committee at the beginning of the year. Mr. Hardison’s did not receive a bonus for fiscal year 2005. This was determined based upon the Compensation Committee’s assessment that the Company’s overall performance against the achievement of predetermined corporate objectives, in accordance with the Company’s 2005 Executive Incentive Plan, did not achieve the minimum threshold necessary for payouts to be made. As discussed above, Mr. Hardison also did not receive an additional stock award in 2006 equal to $55,000 based upon the achievement of a fiscal year 2005 corporate performance objective. As a result of the achievement of certain corporate goals in 2004 established by the Committee, the vesting of certain options granted to Mr. Hardison in fiscal year 2004 were accelerated in 2005 such that 50% of the shares under the options became exercisable on the anniversary of the grant and 50% would become exercisable on the second anniversary.

Mr. Hardison’s total compensation for fiscal year 2005 is set out in detail in the Executive Compensation Table above.

Compliance with Internal Revenue Code Section 162(m)

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder. The Company has considered the limitations on deductions imposed by Section 162(m) of the Internal Revenue Code, and it is the Company’s present intention that, with the exception of stock awards made to such executives pursuant to the  2000 Stock Option and Incentive Plan after the date of the Company’s 2004 annual meeting of stockholders and for so long as it is consistent with the Compensation Committee’s overall compensation objective, tax deductions attributable to executive compensation will generally not be subject to the deduction limitations of Section 162(m). The Company recognizes that tax deductions attributable to executive compensation under the 2000 Stock Option and Incentive Plan may after the date of the 2004 annual meeting of stockholders be subject to the deduction limitations of Section 162(m).

Conclusion

Through the plans described above, a very significant portion of the Company’s compensation program is contingent on the Company’s performance, and realization of benefits is closely linked to return on investment and the long term growth in shareholder value. The Company remains committed to this philosophy of pay for performance, while also recognizing the competitive market for talented executives and the need to attract and retain key talent needed to obtain its business objectives.

THE COMPENSATION COMMITTEE:
Edwin M. Kania, Jr.
Lance Willsey
Patrick J. Zenner, Chairman

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Other than compensation agreements and other arrangements which are described in “Compensation And Other Information Concerning Directors And Officers” and the transactions described below, in 2005, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $60,000 in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. We have adopted a policy whereby transactions between us and our executive officers, directors, principal stockholders and their affiliates are approved by the Audit Committee of the Board of Directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

Severance and Change in Control Arrangements

We have entered into a severance agreement with each of Messrs. Hardison, Luber and Carelli that provides that we will pay such officer twelve months severance, in the event that, during the one-year period following a sale of all or substantially all of our assets or a merger or consolidation resulting in a change of control, any one of the following events occurs:

•       termination of such officer’s employment for any reason other than for cause;

•       a diminution in such officer’s job responsibility or reduction in his compensation; or

•       certain changes in the location of such officer’s employment.

Other Transactions with our Executive Officers and Directors

Mr. Anthony P. Shuber’s employment as Executive Vice President and Chief Technology Officer terminated effective March 10, 2006. Following the termination of Mr. Shuber’s employment, the Company entered into a Consulting Agreement with Mr. Shuber on March 13, 2006, whereby, among other things, Mr. Shuber will serve as a member of the Company’s Scientific Advisory Board and agreed to provide to the Company certain consulting services and a general release and the Company agreed to (i) continue to pay Mr. Shuber the equivalent of  his base salary as a consultant for a period of up to one year (in the total amount of up to $280,000) and (ii) extend the period under which Mr. Shuber may exercise certain vested stock options until June 13, 2007.

During 2004, Harry W. Wilcox, III, our Senior Vice President, Chief Finanancial Officer and Treasurer from September 28, 2004 until April 28, 2006, served as a Managing Partner of Beacon BioPartners, LLC. We paid Beacon BioPartners, LLC $62,900 during 2004 for consulting services provided to us by Mr. Wilcox prior to September 28, 2004, the date on which Mr. Wilcox joined the Company.

STOCK PERFORMANCE GRAPH

The Stock Performance Graph set forth below compares the cumulative total stockholder return on our common stock from the date of our initial public offering on January 31, 2001 through December 31, 2005, with the cumulative total return of the Nasdaq Market Index, the RDG MicroCap Biotechnology Index and the NASDAQ Biotech Index over the same period.

COMPARISON OF 59 MONTH CUMULATIVE TOTAL RETURN*
AMONG EXACT SCIENCES CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX,
THE NASDAQ BIOTECHNOLOGY INDEX AND THE RDG MICROCAP
BIOTECHNOLOGY INDEX (1), (2), (3), (4)

*$100 invested on 1/31/01 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.

(1)             This graph is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general statement incorporating by reference this Proxy Statement in its entirety, except to the extent that the Company specifically incorporates this graph or a potion of it by reference.

(2)             The stock price performance of the Company shown on the graph is not necessarily indicative of future price performance.

(3)             The RDG MicroCap Biotechnology Index is a proprietary database of Research Data Group of San Francisco, CA consisting of 188 issuers.

(4)             Information used on the graph was obtained from Research Data Group, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

The Stock Performance Graph in the Company’s Proxy Statement for its 2005 annual meeting of stockholders provided a comparison against the NASDAQ Biotech Index. We have chosen to switch to a comparison with the RDG MicroCap Biotechnology Index because the issuers in that index all have a market capitalization ranging from $0 to $300 million and are all involved in the same broad industry in which the Company is involved. Our market capitalization as of December 31, 2005 was approximately $58.2 million.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that EXACT specifically incorporates it by reference into such filing.

The Audit Committee is comprised of Sally W. Crawford, Edwin M. Kania, Jr. and Lance Willsey. None of the members of the Audit Committee is an officer or employee of the Company, and the Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by The NASDAQ Stock Market, Inc. and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as appendix A to this proxy statement.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited balance sheets at December 31, 2005 and 2004 and the related statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2005, and has discussed them with both management and Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with Ernst & Young their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has considered and discussed the compatibility of non-audit services provided by Ernst & Young with that firm’s independence. In addition, the Audit Committee discussed the rules of the SEC that pertain to the Audit Committee and the roles and responsibilities of Audit Committee members.

The Audit Committee reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

The Audit Committee also reviewed the Company’s quarterly financial statements during 2005, and discussed them with both the management of the Company and the Company’s independent registered public accounting firm prior to including such interim financial statements in the Company’s quarterly reports on Form 10-Q.

In connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and quarterly reports on Form 10-Q, the Audit Committee discussed the results of the Company’s certification process with the responsible executive officers relating to the certification of financial statements under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has also evaluated the performance of Ernst & Young, including, among other things, the amount of fees paid to Ernst & Young for audit and non-audit services in 2005. Information about Ernst & Young’s fees for 2005 is discussed below in this proxy statement under “Independent Auditors.” Based on its evaluation, the Audit Committee has recommended that the Company retain Ernst & Young to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE:

Sally W. Crawford, Chairperson
Edwin M. Kania, Jr.
Lance Willsey

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the aggregate fees billed or expected to be billed by Ernst & Young for 2005 and 2004 for audit and non-audit services, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described following the table.

	Year Ended December 31,
	2005	2004
Audit fees(1)	$278,107	$302,985
Audit-related fees(2)	—	32,600
Tax fees(3)	3,825	—
Total fees	$281,932	$335,585

(1)          Audit fees include fees for professional services rendered for the audit of our consolidated annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC.

(2)          Audit-related fees include consultation concerning financial accounting and reporting standards.

(3)          Tax fees include fees for review and preparation of our federal and state income tax returns and the tax treatment of certain income and expenses.

The Audit Committee did not pre-approve any fees associated with financial systems consulting and, accordingly, no such fees were incurred by the Company.

Pre-approval Policies and Procedures

The Audit Committee has adopted a formal policy that requires that all services to be provided by Ernst & Young, including audit services and permitted non-audit services, must be pre-approved by the Audit Committee. The Audit Committee approved all audit and permitted non-audit services provided by Ernst & Young during fiscal year 2005 pursuant to this policy. As permitted by the SEC’s rules, the Audit Committee has authorized one of its members to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reported to the full Audit Committee at its next meeting. Proposed services that have not been pre-approved pursuant to the Audit Committee’s Pre-Approval Policy must be specifically pre-approved by the Audit Committee before they may be provided by Ernst & Young. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee.

PROPOSAL II
RATIFICATION AND SELECTION OF AUDITORS

The Audit Committee of the Board of Directors has selected the firm of Ernst & Young, independent auditors, to serve as auditors for the fiscal year ending December 31, 2006. It is expected that a member of the firm will be present at the annual meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. Stockholder ratification of the independent auditors of EXACT is not required under Delaware law or under our sixth amended and restated certificate of incorporation or our amended and restated by-laws. If you do not ratify the selection of Ernst & Young as the independent auditors for the fiscal year ending December 31, 2006, the Audit Committee of the Board of Directors will consider the results of this vote in selecting independent auditors for future fiscal years. The Board of Directors recommends a vote FOR the ratification of this selection.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of our stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at our principal executive offices no later than January 24, 2007. Stockholders who wish to make a proposal at the next annual meeting of our stockholders—other than one that will be included in the Company’s proxy statement—must notify the Company between December 25, 2006 and January 24, 2007. In order to avoid controversy as to the date on which we received a proposal, it is suggested that proponents submit their proposals by Certified Mail—Return Receipt Requested. In addition, such proposals must satisfy the procedures set forth in Rule 14a-8 under the Exchange Act. In addition, shareholders wishing to nominate a director should comply with the procedures set forth herein under “Policies Regarding Director Nominations—Procedures for Recommendation of Director Nominees by Stockholders” located on page 12.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities (collectively, the “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based solely on our review of copies of such filings, we believe that all Reporting Persons complied on a timely basis with all Section 16(a) filing requirements during the year ended December 31, 2005.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by us, and in addition to soliciting stockholders by mail, our directors, officers and other employees may, without receiving additional compensation, solicit proxies personally or by telephone. Solicitation by our directors, officers and other employees may also be made of some of our stockholders in person or by mail, telephone or telegraph following the original solicitation. We may request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the owners of our stock held in their names and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs incurred in connection with the distribution of such proxy materials. We may also retain an independent proxy solicitation firm to assist in the solicitation of proxies.

OTHER BUSINESS

The Board of Directors knows of no business that will be presented for consideration at the annual meeting other than those items stated above. If any other business should come before the annual meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

APPENDIX A

EXACT SCIENCES CORPORATION

Audit Committee Charter

A.   PURPOSE AND SCOPE

The primary function of the Audit Committee (the “Committee”) is to (a) assist the Board of Directors (the ‘‘Board’’) of EXACT Sciences Corporation (the “Corporation”) in fulfilling its responsibilities by reviewing:  (i) the financial reports provided by the Corporation to the Securities and Exchange Commission (“SEC”), the Corporation’s shareholders or to the general public, and (ii) the Corporation’s internal financial and accounting controls, (b) oversee the engagement of and work performed by any independent public accountants and (c) recommend and monitor procedures designed to improve the quality and reliability of the disclosure of the Corporation’s financial condition and results of operations.

B.   COMPOSITION

The Committee shall be comprised of a minimum of three directors as appointed by the Board, who shall meet the independence and audit committee composition requirements promulgated by the SEC, the National Association of Securities Dealers, any exchange upon which securities of the Company are traded, or any governmental or regulatory body exercising authority over the Company (each a “Regulatory Body” and collectively, the “Regulatory Bodies”), as in effect from time to time, and each member of the Committee shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Further, no later than the earliest time required by any Regulatory Body, at least one member of the Committee shall qualify as a “financial expert” as defined in Item 401(h) of Regulation S-K.

To the extent permitted by the Regulatory Bodies, the Board may appoint one member (other than the Chairperson of the Committee) who does not meet the independence requirements set forth above and who is not a current employee of the Corporation or an immediate family member of such employee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Corporation and its shareholders. The Board shall disclose in the next proxy statement after such determination the nature of the relationship and the reasons for the determination.

The members of the Committee shall be elected by the Board at the Board meeting following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C.   RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

Document Review

1.                 Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

2.                 Review with representatives of management and representatives of the independent accounting firm the Corporation’s audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board whether such audited financial statements should be published in the Corporation’s annual report on Form 10-K. The Committee shall also review the Corporation’s quarterly financial statements prior to their inclusion in the Corporation’s quarterly SEC filings on Form 10-Q.

3.                 Take steps designed to insure that the independent accounting firm reviews the Corporation’s interim financial statements prior to their inclusion in the Corporation’s quarterly reports on Form 10-Q.

4.                 Review and assess the adequacy of the Corporation’s director and officer liability insurance coverage, and make recommendations to the Board thereon.

Independent Accounting Firm

5.                 The Committee shall be directly responsible for the selection, compensation and oversight of any independent accounting firms engaged by the Corporation for the purpose of preparing or issuing an audit report or related work. The Committee shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for shareholder approval in any proxy statement).

6.                 Resolve any disagreements between management and the independent accounting firm as to financial reporting matters.

7.                 Instruct the independent accounting firm that it should report directly to the Committee on matters pertaining to the work performed during its engagement and on matters required by applicable Regulatory Body rules and regulations.

8.                 On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board (“ISB”) Standard 1, as it may be modified or supplemented. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take appropriate action to oversee the independence of the independent accounting firm.

9.                 On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards (“SAS”) 61, as it may be modified or supplemented.

10.          Periodically, but at least annually, discuss with representatives of the independent accounting firm: (i) all critical accounting policies and practices to be used by the Corporation; (ii) all alternative treatments within Generally Accepted Accounting Principles for policies and practices related to material items that have been discussed with management (including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent accounting firm); and (iii) other material written communications between the independent accounting firm and management such as any management letter or schedule of unadjusted differences.

11.          Meet with the independent accounting firm prior to the audit to review the scope of the audit and consider whether or not to approve the auditing services proposed to be provided.

12.          Evaluate the performance of the independent accounting firm and consider the discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Board and the Committee.

13.          Consider and approve in advance all permissible non-audit services to be performed by the independent accounting firm that audits the Corporation’s financial statements pursuant to the rules and regulations of any applicable Regulatory Body.

Financial Reporting Processes

14.          In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation’s internal financial and accounting controls.

15.          Require the Corporation’s chief executive officer and chief financial officer to report to the Committee, prior to the filing of the Form 10-K and each Form 10-Q, (i) the results of an evaluation of the effectiveness of the Corporation’s disclosure controls and procedures and any significant deficiencies discovered in the design and operation of the internal controls which could adversely affect the Corporation’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls. The Committee shall direct the actions to be taken and/or make recommendations to the Board of Directors of actions to be taken to the extent such report indicates the finding of any significant deficiencies in internal controls or fraud.

16.          Regularly review the Company’s critical accounting policies and accounting estimates resulting from the application of these policies and inquire at least annually of the Corporation’s independent accounting firm as to whether it has any concerns relative to the quality or aggressiveness of management’s accounting policies.

17.          In consultation with management, periodically review the adequacy of the Corporation’s disclosure controls and procedures and approve any significant changes thereto.

Compliance

18.          To the extent deemed necessary by the Committee, it shall have the authority to engage outside counsel, independent accounting consultants and/or other experts at the Corporation’s expense to review any matter under its responsibility.

19.          No later than the earliest time required by any Regulatory Body, establish procedures for (a) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

20.          No later than the earliest time required by any Regulatory Body, investigate any allegations that any officer or director of the Corporation, or any other person acting under the direction of any such person, took any action to fraudulently influence, coerce, manipulate, or mislead any independent public accountant engaged in the performance of an audit of the financial statements of the Corporation for the purpose of rendering such financial statements materially misleading and, if such allegations prove to be correct, take or recommend to the Board of Directors appropriate disciplinary action.

21.          No later than the earliest time required by any Regulatory Body, review and approve all related-party transactions required to be disclosed pursuant to Item 404 of Regulation S-K.

Reporting

22.          Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the Committee to be included in the Corporation’s annual proxy statement for each annual meeting of stockholders.

23.          Instruct the Corporation’s management to disclose in its annual report and/or proxy statement for each annual meeting of stockholders the Committee’s pre-approval policies and procedures for any non-audit services performed by, and the aggregate audit, audit-related, tax and other fees paid to, the independent accounting firm, and review the substance of such disclosures.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

EXACT Sciences Corporation
Proxy for Annual Meeting of Stockholders
July 21, 2006

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Don M. Hardison and Jeffrey R. Luber together, and each of them singly, proxies, with full power of substitution to vote all shares of stock of EXACT Sciences Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of EXACT Sciences Corporation to be held on Friday, July 21, 2006, at 10:00 a.m. local time, at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, MA 02109 and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 1, 2006, a copy of which has been received by the undersigned.

SEE REVERSE
SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

☒               Please mark votes as in this example.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSAL IN ITEM 2.

1.                  To elect two members to the board of directors to serve for three-year terms as Class III Directors, each such director to serve for such term and until his respective successor has been duly elected and qualified, or until his earlier death, resignation or removal. The Board recommends a vote FOR all nominees.

NOMINEES:   Sally W. Crawford, Edwin M. Kania, Jr.

For All ☐	Withhold For All ☐	For All Except ☐	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

2.                  To ratify the selection of the firm of Ernst & Young LLP as auditors for the fiscal year ending December 31, 2006. The Board recommends a vote FOR this proposal number 2.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.                  To transact such other business as may properly come before the annual meeting and any adjournment thereof.

☐                 MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Please sign exactly as name appears below. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign its full name by authorized person.

Signature of Stockholder

Date:	, 2006

Signature if held jointly

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

I/We will attend the annual meeting.   ☐   YES   ☐   NO